John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

Sterling Bancorp ANNOUNCES ACQUISITION OF

UNIVERSAL MORTGAGE

Addition of Leading Mortgage Broker will Expand Sterling’s Mortgage Production and Offer Growth Opportunities in Vibrant Brooklyn Market

New York, N.Y., August 2, 2012 – Sterling Bancorp (NYSE: STL) today announced that its wholly-owned, New York City-based subsidiary, Sterling National Bank, has acquired the business of Universal Mortgage, Inc., a leading residential mortgage broker in Brooklyn with offices in Brooklyn Heights and Park Slope. Universal’s principals and their team, most of whom are engaged in mortgage production, will join Sterling.

“The addition of Universal Mortgage has many exciting strategic benefits for Sterling,” said Louis J. Cappelli, Sterling Bancorp’s Chairman and Chief Executive Officer. “We are acquiring a strong source of mortgage production that will complement our existing mortgage banking business and further enhance our significant level of noninterest income. At the same time, Universal’s offices give us our first physical presence in Brooklyn– expanding our market footprint into fast-growing areas that have a high demand for a range of financial services beyond mortgages. We look forward to the opportunity to work with the Universal team and to introduce Sterling’s array of products to Universal’s customers, as well as other businesses and residents in Brooklyn.”

“Universal Mortgage has been a pioneer in providing mortgage financing for home buyers across the vibrant and dynamic neighborhoods of Brooklyn for over 20 years. The principals of Universal, Norman Calvo and Edward Ades, consistently rank among the highest-producing mortgage brokers nationally, and will continue to lead the Universal business as part of our overall mortgage banking operation. We welcome Norman, Edward and the entire Universal team to Sterling,” stated Michael Bizenov, Executive Vice President of Sterling National Bank and Division President—Residential Mortgage.

“We have had a great working relationship with many of the people at Sterling that goes back more than two decades, and we share a philosophy of exceptional customer service,” noted Universal Mortgage founder Norman Calvo.

“Joining forces with Sterling brings the advantages of a strong capital base, portfolio of products and services, and an 80-plus year commitment to the needs of customers in the New York City metropolitan area that will enable the Universal team to realize additional opportunities for growth,” added Universal principal Edward Ades.

The acquisition is effective immediately. Terms of the transaction were not disclosed.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.6 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions—including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

About Universal Mortgage

Founded in 1991, Universal Mortgage is one of New York’s leading mortgage brokerages. Headed by Norman Calvo and Edward Ades, Universal’s team of well-trained mortgage experts serves the needs of a diverse range of clients.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

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